Exhibit 10.3

                            NEW YORK MUSIC EXPO, INC.
                              519 Bloomfield Avenue
                           Caldwell, New Jersey 07006

                                 January 3, 2000

Siti-Sites.com, Inc.
594 Broadway, Suite 1001
New York, New York 10012

      Re:   Purchase Agreement

Gentlemen:

      Steven Zuckerman ("Zuckerman") is the sole stockholder and the President of New York Music Expo, Inc., a New Jersey corporation (the "Company"), which operates a business promoting music and internet conferences and expositions in New York, San Francisco and in other cities (the "Expos"). Pursuant to a Purchase Agreement dated January 3, 2000 (the "Purchase Agreement"), Zuckerman sold to Siti-Sites.com, Inc. ("SITI"), among other things, all of the assets and certain of the liabilities of the Expos.

      The Company hereby agrees to be bound by the terms and provisions of the Purchase Agreement, including, without limitation, all representations and warranties made by Zuckerman, to the extent they relate to the Expos, and hereby confirms that it has sold, assigned and transferred the Expos as an ongoing business to SITI, including, without limitation, all of their assets, properties, contracts, client, artist and sponsor lists, archives, inventories, banners, equipment, databases, website and related software, records and other properties and assets in any form, subject only to existing liabilities set forth on the balance sheet attached to the Purchase Agreement.

      This letter shall be governed by, construed and enforced in accordance with the laws of New York.


                                          NEW YORK MUSIC EXPO, INC.


                                          By: /s/ Steven Zuckerman
                                              ------------------------------
                                          Name: Steven Zuckerman
                                          Title: President